--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X

                         PNC BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                 NOT APPLICABLE
                        (Jurisdiction of incorporation or
                    organization if not a U.S. national bank)

                                   25-1197336
                      (I.R.S. Employer Identification No.)

                                  One PNC Plaza
          Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222
               (Address of principal executive offices - Zip code)

          F. J. Deramo, Vice President, PNC Bank, National Association
        27th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2602
                                 (412) 762-3666
            (Name, address and telephone number of agent for service)

                    THE PEP BOYS -- MANNY, MOE & JACK
              (Exact name of obligor as specified in its charter)

                                  Pennsylvania
         (State or other jurisdiction of incorporation or organization)

                                   23-0962915
                      (I.R.S. Employer Identification No.)

                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
               (Address of principal executive offices - Zip code)

                                 Debt Securities
                       (Title of the indenture securities)
--------------------------------------------------------------------------------

Item 1.  General information.

         Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency             Washington, D.C.
                        Federal Reserve Bank of Cleveland       Cleveland, Ohio
                        Federal Deposit Insurance Corporation   Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                        Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

Item 3 through Item 14.

         The issuer currently is not in default under any of its outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

Item 15.  Foreign trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                  Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit T-1-1 -   Articles of Association of the trustee, with all
                           amendments thereto, as presently in effect, filed as
                           Exhibit 1 to Trustee's Statement of Eligibility and
                           Qualification, Registration No. 333-43153 and incorporated herein by reference.

         Exhibit T-1-2 -   Copy of Certificate of the Authority of the Trustee
                           to Commence Business, filed as Exhibit 2 to Trustee's
                           Statement of Eligibility and Qualification,
                           Registration No. 2-58789 and incorporated herein by reference.

         Exhibit T-1-3 -   Copy of Certificate as to Authority of the Trustee to
                           Exercise Trust Powers, filed as Exhibit 3 to
                           Trustee's

                           Statement of Eligibility and Qualification,
                           Registration No. 2-58789, and incorporated herein by reference.

         Exhibit T-1-4 -   The By-Laws of the trustee, filed as Exhibit 4 to
                           Trustee's Statement of Eligibility and Qualification,
                           Registration No. 333-28711 and incorporated herein by refenence.

         Exhibit T-1-5 -   The consent of the trustee required by Section 321(b)
                           of the Act.

         Exhibit T-1-6 -   The copy of the Balance Sheet taken from the latest
                           Report of Condition of the trustee published in response to call made by Comptroller of the Currency under Section 5211 U.S. Revised Statutes.


                                      NOTE

    The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.



                    ---------------------------------------

                         Signature appears on next page

                                    SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh and Commonwealth of Pennsylvania on February 4, 1998.

                                       PNC BANK, NATIONAL ASSOCIATION
                                       (Trustee)


                                       By /s/ Allan K. Poust
                                          -----------------------------------
                                                         Allan K. Poust
                                                         Vice President

                                                                   EXHIBIT T-1-5


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by The Pep Boys - Manny, Moe & Jack, of its Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        PNC BANK, NATIONAL ASSOCIATION
                                        (Trustee)


                                        By /s/ Allan K. Poust
                                           -----------------------------------
                                           Allan K. Poust
                                           Vice President


Dated: February 4, 1998

                                                                   EXHIBIT T-1-6



                           SCHEDULE RC - BALANCE SHEET
                                      FROM
                               REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                           at the close of business on
                              September 30, 1997
                        filed in response to call made by
                          Comptroller of the Currency,
                 under title 12, United States Code, Section 161
                               Charter Number 540
                Comptroller of the Currency Northeastern District


                                  BALANCE SHEET

                                                                                                 Thousands
                                                                                                 of Dollars
                                                                                                 ----------

                                                    ASSETS

Cash and balances due from depository institutions
   Noninterest-bearing balances and currency and coin...................................       $ 3,291,380
   Interest-Bearing Balances............................................................           122,778
Securities
   Held-to-maturity securities..........................................................                 0
   Available-for-sale securities........................................................         5,669,736
Federal funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBFs:
   Federal funds sold and
   Securities purchased under agreements to resell......................................           869,038
Loans and lease financing receivables:
   Loans and leases, net of unearned income                         $44,571,048
   LESS:  Allowance for loan and lease losses                           812,830
   LESS:  Allocated transfer risk reserve                                     0
   Loans and leases, net of unearned income,
      allowance and reserve............................................................         43,758,218
Trading assets ........................................................................            134,154
Premises and fixed assets (including capitalized leases)...............................            716,561
Other real estate owned ...............................................................             50,869
Investments in unconsolidated subsidiaries and
   associated companies ...............................................................              3,679
Customers' liability to this bank on acceptances
   outstanding.........................................................................             50,248
Intangible assets .....................................................................          1,575,419
Other assets...........................................................................          1,406,879
                                                                                               -----------

   Total Assets........................................................................       $ 57,648,959
                                                                                               ===========


                                                  LIABILITIES

Deposits:
   In domestic offices.................................................................        $34,197,693
      Noninterest-bearing                                           $ 8,472,726
      Interest-bearing                                               25,724,967
   In foreign offices, Edge and Agreement subsidiaries,
      and IBFs.........................................................................          1,544,664
      Noninterest-bearing                                           $     6,571
      Interest-bearing                                                1,538,093
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      Federal funds purchased and
      Securities sold under agreements to repurchase...................................          2,156,756
Demand notes issued to U.S. Treasury...................................................            799,995
Trading Liabilities....................................................................            155,047
Other borrowed money
   With original maturity of one year or less..........................................          8,356,521
   With original maturity of more than one year........................................          2,406,745
Bank's liability on acceptances executed and outstanding...............................             50,248
Subordinated notes and debentures .....................................................            645,953
Other liabilities......................................................................          1,080,158
                                                                                               -----------
Total liabilities......................................................................         52,767,216


                                                EQUITY CAPITAL

Perpetual preferred stock and related surplus..........................................                  0
Common Stock...........................................................................            218,919
Surplus. . . ..........................................................................          1,933,735
Undivided profits and capital reserves.................................................          2,760,127
Net unrealized holding gains (losses) on
   available-for-sale securities.......................................................            (31,038)
Cumulative foreign currency translation adjustments....................................                  0
Total equity capital...................................................................          4,881,743
                                                                                               -----------

Total liabilities and equity capital...................................................       $ 57,648,959
                                                                                               ===========

                                       -7-